Exhibits 5.1 and 23.2

OPINION OF DAVIS POLK & WARDWELL LLP

June 9, 2023

Braze, Inc.
330 West 34th Street, Floor 18

New York, New York 10001

Ladies and Gentlemen:

Braze, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 190,283 shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”) that may be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, the Class A Shares are validly issued, fully-paid and non-assessable.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of delivery of any shares of Common Stock, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; and (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded.

We are members of the Bar of the States of New York and the foregoing opinion is limited to the laws of the States of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP